EXHIBIT 10.3

SEPARATION AND RELEASE AGREEMENT
THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of the 28th day of February 2017, by and between Jill Marshall (“Executive”), and MEDIZONE INTERNATIONAL, INC., a Nevada corporation (the “Company”).
RECITALS
Executive’s last day of employment with the Company will be February 28, 2017 (the “Separation Date”). After the Separation Date, Executive will not represent herself as being an employee, officer, agent or representative of the Company for any purpose. Except as otherwise set forth in this Agreement, the Separation Date will be the employment termination date for Executive for all purposes, meaning Executive will no longer be entitled to any further compensation, monies or other benefits from the Company, including coverage under any benefits plans or programs sponsored by the Company.
AGREEMENT
NOW, THEREFORE, the parties hereto agree as follows:
1. Termination of Employment Agreement. As of the Separation Date, the Employment Agreement dated July 6, 2016 (“Employment Agreement”) entered into by and between the Company and Executive shall be terminated.  Notwithstanding such termination, the Employment Agreement provisions Section 7 (Confidential Information) and Section 8 (Non-Solicitation), shall survive the termination of the Employment Agreement.
2. Payment of Salary, Reimbursement of Expenses, Etc.  On the Separation Date, Executive will receive (i) all base salary accrued and unpaid as of the Separation Date; (ii) any unreimbursed business expenses incurred by Executive on the Company’s behalf; and (iii) any other amounts required to be paid under any benefit plan or program in which Executive participates or any other amounts mandated by law.
3. Extension of Exercise Period of Stock Options.  In consideration of Executive executing and entering into this Agreement, and the covenants and releases given herein, the Company shall modify the post-termination provisions of all outstanding and unexpired stock options previously granted Executive under the Company’s 2014 Equity Incentive Award Plan (“Plan”) to provide that they may be exercised for a period of up to three (3) years from the Separation Date, notwithstanding the provisions of the grant documents or the Plan; provided, that no such award shall be exercisable after the expiration date of such award as provided in the original grant document or the Plan applicable to such award.
4. Promissory Note Payments.  Company shall continue to make payments required under that certain Promissory Note dated July 6, 2016, of which the Company is the Maker and Executive is Holder, in the gross amount of $6,900 per month, and otherwise to honor the terms of such Note until paid in full.

5. Taxes.  All amounts paid under Section 2 and Section 4 of this Agreement shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.
6. Effective Date.  The effective date of this Agreement shall be the eighth day after it has been signed by Executive.  Executive acknowledges that she would not be entitled to the extension of the exercise period of the stock options as provided in Section 3, above, absent her execution of this Agreement.
7. General Release.
(a)     Executive, on behalf of herself and her heirs, executors, administrators, successors and assigns, and all other persons claiming by, through, or under her, hereby knowingly and voluntarily waives, releases and forever discharges the Company and all of its parents, subsidiaries, and affiliate companies, predecessors, successors, and assigns, and each of their respective current and former shareholders, directors, officers, employees, representatives, insurers, attorneys and assigns and all persons acting by, through, under or in concert with them or any of them (all of whom, with the Company, are collectively referred to throughout the remainder of this Agreement as the “Releasees”), of and from any and all claims, demands, charges, grievances, damages, debts, liabilities, accounts, costs, attorneys’ fees, expenses, liens, future rights, and causes of action of every kind and nature, known or unknown, asserted or unasserted, which Executive has, may have, or claims to have against Releasees, or one or more of them, arising prior to the Effective Date of this Agreement (hereinafter collectively referred to as “Released Claims”).
(b)     The Released Claims include, without limitation, (i) any claims based either in whole or in part upon any facts, circumstances, acts, or omissions in any way arising out of, based upon, or related to Executive’s employment with the Company or the termination thereof; (ii) any claims or regulation, local ordinance, or the common law, regarding employment or prohibiting employment discrimination, harassment, or retaliation, including, without limitation, arising under any federal or state statute or regulation, local ordinance, or the common law, regarding employment or prohibiting employment discrimination, harassment, or retaliation, including, without limitation, the Employee understands and agrees that the foregoing release provisions waive and release Claims alleging violations of any federal or state employment discrimination law, including without limitation the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act (“ADEA”); Employee Retirement Income Security Act (“ERISA”); as well as Claims arising out of or related to violations of any other state or federal law, rule or regulation or any Claim arising out of any common law theory.
(c)     Notwithstanding the foregoing paragraphs, Executive does not release the Company from any obligations the Company may have to him with respect to the following: (i) rights to apply for unemployment compensation or worker’s compensation, (ii) claims or rights which cannot be waived pursuant to applicable law, and (iii) any rights or remedies which Executive may have against the Company under the terms of this Agreement.

(d)     Nothing contained herein is intended to constitute or shall be construed as a waiver or release of Executive’s right to file a charge or complaint with, or participate in an investigation by, the EEOC or any other federal or state agency.  Executive is, however, waiving her right to recover any monetary award, damages or any other form of recovery in connection with such a charge or complaint, whether such charge or complaint is filed by Executive or someone else, or such an investigation.  Executive further represents and warrants that she has not assigned or conveyed to any other person or entity any part of or interest in any of the claims released by him pursuant to this Agreement.
(e)     Executive represents and warrants that she has not previously signed or transferred, or attempted to sign or transfer, to any third party, any of the claims waived and released herein.
(f)     Neither this Agreement nor any benefit extended Executive pursuant to this Agreement shall be construed as or constitute an admission by the Company of any fault, liability or wrongdoing by any Releasee, nor an admission that Executive has any valid or enforceable claims or rights whatsoever against the Company or any other Releasee.  The Company specifically denies any liability to, or wrongful act against, Executive by itself or any of the other Releasees.
8. Time for Consideration of this Agreement/Revocation.  Executive further acknowledges that she is hereby given twenty-one (21) calendar days from receipt of this Agreement to consider signing this Agreement, that Executive is advised to consult with an attorney before signing this Agreement, and that Executive has the right to revoke this Agreement for a period of seven (7) days after it is executed by Executive.  In the event that Executive chooses not to timely sign this Agreement, or chooses to revoke this Agreement once signed, the option exercise period will not be extended as provided in Section 3, above, and Executive will not receive other consideration Executive would not be entitled to in the absence of this Agreement.
9. General Provisions.
(a)     Severability.  If any provision of this Agreement shall be held by a court to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.
(b)     Governing Law.  This Agreement shall be governed by the laws of the State of Nevada without regard to conflict of law principles.
(c)     Dispute Resolution.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Clark County in the State of Nevada, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which such party may raise now, or hereafter have, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  Each party agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding upon such party, and may be enforced in any court of the jurisdiction in which such party is or may be subject by a suit upon such judgment.
(d)     WAIVER OF RIGHT TO JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
(e)     Fees and Costs.  The prevailing party in any arbitration, court action or other adjudicative proceeding arising out of or relating to this Agreement shall be reimbursed by the party who does not prevail for their reasonable attorneys’, accountants’, and experts’ fees and for the costs of such proceeding.  The provisions set forth in this Section shall survive the merger of these provisions into any judgment.  For purposes of this Section 9(e), “prevailing party” includes, without limitation, a party who agrees to dismiss an action or proceeding upon the other’s payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought.
(f)     Amendments; Waivers.  This Agreement may not be modified, amended, or changed except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive.  No waiver or consent shall be binding except in a writing signed by the party making the waiver or giving the consent.  No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar.  No waiver or consent shall constitute a continuing waiver or consent except to the extent specifically set forth in writing.
(g)     Section 409A.
(i)     This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Agreement become subject to (A) the gross income inclusion set forth within Section 409A(a)(1)(A) of the

Code or (B) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code (together, referred to herein as the “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties.  In no event shall the Company be required to provide a tax gross-up payment to Executive with respect to any Section 409A Penalties.
(ii)     Notwithstanding anything to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any calendar year shall not affect in-kind benefits or reimbursements to be provided in any other calendar year, other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code, and are not subject to liquidation or exchange for another benefit.  Notwithstanding anything to the contrary in this Agreement, reimbursement requests must be timely submitted by Executive and, if timely submitted, reimbursement payments shall be promptly made to Executive following such submission, but in no event later than December 31st of the calendar year following the calendar year in which the expense was incurred.  In no event shall Executive be entitled to any reimbursement payments after December 31st of the calendar year following the calendar year in which the expense was incurred.  This Section 9(g)(ii) shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to Executive.
(iii)     Additionally, in the event that following the date hereof the Company or Executive reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code, the Company and Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (A) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (B) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.
(h)     Assignment.  Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement.  This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those specifically enumerated in this Agreement.
(i)      Parties in Interest.  Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and permitted assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

(j)      Construction.  The terms of this Agreement have been negotiated by the parties hereto, and no provision of this Agreement shall be construed against either party as the drafter thereof.
(k)     Interpretation.  This Agreement shall be construed as a whole, according to its fair meaning.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.  Unless the context of this Agreement otherwise requires, (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words shall refer to this entire Agreement.
(l)      Notice.  Any notices, consents, agreements, elections, amendments, approvals and other communications provided for or permitted by this Agreement or otherwise relating to this Agreement shall be in writing and shall be deemed effectively given upon the earliest to occur of the following: (i) upon personal delivery to such party; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (v) upon actual receipt by the party to be notified via any other means (including public or private mail, electronic mail or telegram); provided, however, that notice sent via electronic mail shall be deemed duly given only when actually received and opened by the party to whom it is addressed.  All communications shall be sent to the party’s address set forth on the signature page below, or at such other address as such party may designate by ten (10) days advance written notice to the other parties in accordance with this Section 9(l).
(m)    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the executed signature page by such method will be deemed to have the same effect as if the original signature had been delivered to other the parties.
(n)     Authority.  Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.
(o)     Entire Agreement.  This Agreement contains the entire agreement between Executive and the Company and there have been no promises, inducements or agreements not expressed in this Agreement.
(p)     No Admission of Liability.  Nothing in this Agreement shall be construed as an admission of liability or wrongdoing by any party to this Agreement.

(q)     EXECUTIVE ACKNOWLEDGEMENT.  EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT AND HAS OBTAINED AND CONSIDERED THE ADVICE OF SUCH LEGAL COUNSEL TO THE EXTENT EXECUTIVE DEEMS NECESSARY OR APPROPRIATE, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have executed this Separation and Release Agreement as of the date first written above.
“EXECUTIVE”

Jill Marshall

Address:

“COMPANY”

MEDIZONE INTERNATIONAL, INC.,
a Nevada corporation

By:
Name:  David A. Esposito
Title:  Chief Executive Officer

Address:	350 East Michigan Avenue, Suite 500 Kalamazoo, MI 49007 Phone:269-202-5020 Email: david.esposito@medizoneint.com